Exhibit 10(xxix)


                                NUI CORPORATION
                       1996 DIRECTOR STOCK PURCHASE PLAN


       1. Purpose. The purpose of the NUI Corporation 1996 Director Stock Purchase Plan (the "Plan") is to promote the interests of NUI Corporation (the "Company") and its shareholders by enhancing the ability of the Company to attract and retain the services of knowledgeable non-employee directors by encouraging such directors to acquire an increased proprietary interest in the Company.

       2. Shares Subject to the Plan. Subject to adjustment as provided in Section 7, the total number of shares of the voting common stock of the Company (the "Common Stock") for which options may be granted under the Plan (each an "Option") shall be 70,000. The Common Stock available for issuance upon exercise of Options shall be currently authorized but unissued shares or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. If an Option expires or terminates for any reason without having been exercised in full, the Common Stock subject to but not delivered under such Option may become available for the grant of other Options.

       3. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable.

       4. Participation in the Plan. Each member of the Company's Board of Directors (a "Director") who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall be eligible to participate in the Plan.

       5. Nonstatutory Stock Options. All Options shall be nonstatutory Options which are not intended to be qualified under Section 422 of the Internal Revenue Code of 1986, as amended.

       6. Option Terms. Each Option granted to an Eligible Director and the issuance of shares thereunder shall be subject to the following terms:

          6.1. Option Agreements. Each Option shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Company and by the Eligible Director to whom such Option is granted and dated as of the applicable date of grant. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other provisions not inconsistent with the Plan as may be determined by the Committee.

          6.2. Option Grant. An Option to purchase 1,500 shares of Common Stock shall be automatically granted each year to each Eligible Director on the date of the first regularly scheduled meeting of the Board of Directors of the Company following the annual meeting of shareholders, and to each Eligible Director who first becomes a director following such date.

          6.3. Option Exercise Price. The Option exercise price per share for an Option shall be eighty five percent (85%) of the Fair Market Value of the underlying Common Stock on the date the Option is exercised. "Fair Market Value" shall mean the average of the high and low sales prices per share of the Common Stock traded on a national securities exchange on the relevant date or, if no sales were made on such exchange on such date, the mean between the bid and asked prices on such exchange at the close of the market on such date, or if the market is closed on such date, the nearest prior trading day.

          6.4. Vesting. One hundred percent (100%) of each Option shall vest and become nonforfeitable and exercisable on the date on which the Option is granted.

          6.5. Exercise. (a) Any Option shall be exercisable in whole or in part at any time, or from time to time, during the Option period by written notice, signed by the person exercising the Option, to the Company accompanied or followed within three business days by payment for the Option exercise. The date that the notice is received by the Secretary of the Company shall be the date of exercise of the Option, subject to receipt of the Option exercise price in a timely manner as provided herein. No Option may at any time be exercised with respect to a fractional share.

          (b) An Eligible Director, no later than the date of the first regularly scheduled meeting of the Board of Directors of the Company following the annual meeting of shareholders, may irrevocably authorize the withholding of all his or her board attendance and/or committee fees for the forthcoming year and the application of such fees (when earned) to the exercise of the current year's Option.

          6.6. Payment. Payment of the Option exercise price may be made by certified, cashier's, or personal check or by the application of fees pursuant to Section 6.5(b).

          Any amount paid in exercise of an Option which is in excess of the number of shares then remaining subject to an Option of the optionee shall be returned to the optionee, without interest.

          6.7. Term of Options. Each Option shall expire on the date of the first meeting of the Board of Directors following the annual meeting of shareholders next succedding the date of grant, but shall be subject to earlier termination if:

             (a) the optionee shall cease to serve as a Director for reason other than retirement or disability (each of which is defined below), or death, in which event the then outstanding Options may be exercised only within three months after such termination or on the stated grant expiration date, whichever is earlier, unless such termination of service shall result from removal for cause, in which case all outstanding Options shall immediately terminate;

             (b) the optionee shall cease to serve as a Director because of retirement or disability, in which event the then-outstanding Options of such optionee shall expire one year after the date of such termination or on the stated grant expiration date, whichever is earlier. The term "by reason of retirement" shall mean mandatory retirement pursuant to any statute, regulation, by-law or Board of Directors' policy. "Disability" shall mean the inability to perform the duties of a Director by reason of any physical or mental impairment;

             (c) the optionee shall cease to serve as a Director because of death, in which event, the then-outstanding Options of such optionee shall expire one year after the date of death of such optionee or on the stated grant expiration date, whichever is earlier. Exercise of a deceased optionee's Options shall be by his or her personal representative or by a person or persons whom the optionee had designated in a writing filed with the Company, or, if no designation had been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

          6.8. Transferability. (a) During the lifetime of an optionee, his or her right to exercise an Option granted under the Plan shall be exercisable only by such optionee or, if then permitted under
       Section 16 of the Securities Exchange Act of 1934, as amended, or regulations thereunder, pursuant to a qualified domestic relations order as defined in the Internal Revenue Code and regulations thereunder (a "QDRO") and shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution or, if then permitted by Section 16, pursuant to a QDRO.

          (b) Any transfer of Common Stock purchased by the exercise of an Option granted under the Plan shall comply with all applicable restrictions and holding periods set forth in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and any other requirements imposed by law.

          6.9.  Limitation of Rights.

             6.9.1 Limitation as to Shares. Neither an optionee nor an optionee's successor or successors in interest shall have any right as a stockholder of the Company with respect to any Common Stock subject to an Option granted to such person until the issuance of such shares upon exercise.

             6.9.2 Limitation as to Directorship. Neither the Plan, nor the granting of an Option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate or compensation.

          6.10. Regulatory Approval and Compliance. The Company shall not be required to issue any certificate or certificates for Common Stock upon the exercise of an Option granted under the Plan or to record as a holder of record of Common Stock the name of the individual exercising an Option under the Plan or his or her transferee, without obtaining to the complete satisfaction of the Committee the approval of all regulatory bodies deemed necessary by the Committee and without complying, to the Committee's complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Committee.

       7. Capital Adjustments. In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number and class of shares available for grant under the Plan shall be adjusted proportionately and the number and class of shares covered by outstanding Options and the option price shall be similarly adjusted.

       8. Expenses. All costs and expenses of the adoption and administration of the Plan shall be borne by the Company and none of such expenses shall be charged to any optionee.

       9. Effective Date and Duration of the Plan. The Plan shall be effective immediately following approval by the Company's shareholders and such regulatory bodies as may be necessary for the approval of the plan; provided, however, that grants and exercises may be made prior to the effective date if such grants are made subject to shareholder and regulatory approval of the Plan and no securities are issued prior to receipt of all such approvals. The Plan shall continue in effect until there are no longer any Options which may be granted under the Plan or it is terminated by action of the Board or the Company's shareholders, but such termination shall not affect the terms of any then outstanding Options.

       10. Indemnification; Limitation of Liability. (a) Committee members exercising their functions under this Plan are serving as directors of the Company and they shall therefore be entitled to all rights of indemnification and advancement of expenses accorded directors of the Company.

       (b) The Company and any member of the Committee or the Board, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall not have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

       11. Choice of Law. The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with the laws of the State of New Jersey.

       12. Termination and Amendment of the Plan. The Company's Board of Directors may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of Options granted under the Plan, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder, provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment that would do any of the following shall be made without the approval of the Company's shareholders:

          (a) materially increase the number of shares that may be issued under the Plan;

          (b) materially modify the requirements as to eligibility for participation in the Plan; or

          (c) otherwise materially increase the benefits accruing to participants under the Plan.